UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2005

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 757-523-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 9, 2005, Heritage Bankshares, Inc. (“Heritage”) issued a press release to update its review of the company’s financial results for prior periods, as further described in Item 4.02 below. The text of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)In its November 9 press release, Heritage announced that management concluded on November 3, 2005 that due to certain accounting errors Heritage’s financial statements for the years ended December 31, 2003 and December 31, 2002 should be restated and no longer be relied upon. The company’s Audit Committee of the Board of Directors concurred with management’s conclusion as of November 8, 2005. Heritage has also discussed its conclusions with the company’s independent auditors.

Management expects the 2002 restatement will increase net income for the year ended December 31, 2002 by six and a half percent (6.5%) from $1.365 million to $1.454 million. This change is the net result of various adjustments having both positive and negative effects. Heritage also believes that it will restate its previously issued financial results for the years ended December 31, 2003; Heritage has previously announced that it will restate its financial results for 2004. Heritage is unable to announce the effect of those 2003 and 2004 restatements today because it has not finalized its detailed review for those years, although management now believes such review will be completed within two weeks. At this time, management expects that these restatements will have only a small effect on net income in 2003 but will result in a material decrease in net income in 2004. It is expected that the largest such downward adjustments to 2004 net income will be the previously announced $452,000 increase in tax expense due to the treatment of exercised stock options and the previously announced pre-tax impaired loan charge of $369,000. Management is also in the process of reviewing periods prior to January 1, 2002.

As soon as its analysis is complete, Heritage intends to file its annual report on Form 10-KSB for the year ended December 31, 2004 with the Securities and Exchange Commission. The report will include restated annual financial statements for 2003 and 2002.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from those anticipated. Forward looking statements often contain a word such as “expect,” “believe,” “estimate” or “anticipate.” For example, our forward-looking statements include statements regarding our expectations for on-going review of accounting matters, the expected or estimate results of that review, and our current analysis of the results of that review. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from those anticipated include: discovery of further accounting errors, general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release issued by Heritage Bankshares, Inc. on November 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Bankshares, Inc.
(Registrant)

Date: November 9, 2005

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Heritage Bankshares, Inc. on November 9, 2005